Ex 10.7

OFFICE LEASE AGREEMENT

1. PARTIES. The LANDLORD is: The William B. Wilcox Trust, with a mailing address at P.O. Box 308, Palm City, Florida 34991; and the TENANT is: Joseph Moschera DBA Information Systems Assoc. INC with a mailing address at 2120 SW Danforth Circle, Palm City, FL ________________.

2. PREMISES AND USE. Subject to the terms of this Lease, the LANDLORD leases to TENANT Suite No. E (the "Premises") of the Mapp Center Profession Building located at 1151 SW 30th Street, Palm City, Florida. The Premises consist of 1208 square feet.

The Premises will be used by TENANT as a professional office for Consulting and for no other use or purpose without the LANDLORD'S prior written consent.

3. TERM. The term of this lease is One(1) years and will commence on the date hereof, and expire on the 31 day of May, 2008 (the "term" or "initial lease term"), unless terminated earlier as provided herein. The TENANT shall be granted possession of the Premises on ~~________________, 200~~ Upon presentation of Proof of Insurance

4. RENT.

A. Commencing on the first day of June 2007, and on the first day of each month thereafter, the TENANT shall pay to LANDLORD, in advance, the sum of FourTeen Hundred Dollars ($1,400.00) per month, plus all applicable tax as provided below. Rent shall be increased each "lease year" (twelve month period) as provided below.

~~B. Commencing~~ on the first day of ~~the second lease year~~ and on each subsequent ~~lease year~~, rent shall increase $1/per ~~square foot~~ of the leased premises ~~per year~~.

C. All payments shall be made without offset and demand. Rent shall be paid to LANDLORD at PO Box 308 Palm City, Florida, or such other place as LANDLORD may direct.

D. The TENANT shall pay as additional rent all sales and use taxes and any subsequent taxes, charges, assessments, fees or impositions imposed by law on this lease or the rents payable under this lease. Payments shall be due with the monthly payment of rent.

E. Rent not paid within five (5) days of the date due shall be subject to a late fee equal to ten percent (10%) of the payment due, plus interest at twelve percent (12%) per annum. Returned checks from the bank must be covered by cash, cashier's check, or money order plus a $75.00 returned check charge. This payment is

due at the time the check is redeemed. All legal expenses incurred in collecting funds covered by a returned check will be charged to the TENANT.

F. Commencing on first month of the second lease year, the Tenant shall pay to the LANDLORD the TENANT"S pro-rata share of the increase in the LANDLORD'S taxes and insurance for the Building. The increase is the difference between the amount of the LANDLORD'S taxes and insurance for second lease year (and thereafter) less the cost of the LANDLORD'S taxes and insurance paid for the first lease year. The TENANT'S pro-rata share shall be a fraction, the numerator of which will be the square footage of the Premises, and the denominator of which will be the square footage of the Mapp Center Professional Building. Upon thirty days notice to the TENANT, the TENANT shall pay 1/12th of its pro-rata share of the increase in taxes and insurance in equal monthly payments as "Additional Rent" with the monthly rent.

G.. The terms "rent" or "Rent" mean base rent, additional rent and any other sums due from TENANT under this Lease. All Rent must be paid in United States currency without demand, setoff, or deduction, at LANDLORD'S address provided in section 1, or to any person and place designated in writing by LANDLORD, time being of the essence.

5. SECURITY DEPOSIT. LANDLORD acknowledges receipt of $1400.00 from TENANT as security for the faithful performance by TENANT of the obligations under this Lease. TENANT may not apply the security deposit as rent. If LANDLORD applies the security to payment of any sum that TENANT is obligated to pay, TENANT will restore the full amount so applied on LANDLORD'S demand. If TENANT fully performs the obligations under this lease, LANDLORD will repay the security to TENANT, subject to claims, if any, of LANDLORD.

6. UTILITIES. TENANT shall pay for its own electric, telephone and cable services. Tenant shall pay its share of the water bills within three (3) calendar days after receipt of the bill from Landlord. TENANT shall a late fee of $10.00 per day for each day the payment for the water bill is late. If the water bill remains unpaid for ten days past its due date, then the TENANT will, in addition to the late fee, pay the LANDLORD a collection fee of $75.00. I Utilities. LANDLORD shall not be liable for, and TENANT shall not be entitled to an abatement or reduction of rent for, for interruption or failure of utility service.

7. ASSIGNMENT AND SUBLETTING. TENANT may not assign this lease in whole or in part or sublet all or any part of the premises without first obtaining LANDLORD'S written consent.

8. COMPLIANCE WITH REGULATIONS. TENANT, at its own expense,

must comply with all governmental laws, rules, and regulations, including those applicable to the use and occupancy of the premises by TENANT.

9. PERSONAL PROPERTY. TENANT shall be solely responsible for all personal property placed in the Premises, or in any other portion of said building, which shall be at the sole risk of the Tenant or the parties owning said property, and the Landlord shall in no event be liable for loss, destruction, theft, or damage to such property.

9. IMPROVEMENTS AND CASUALTY.

A. TENANT hereby accepts the Premises in "As is" condition. Tenant shall not make any alterations, installations, additions or improvements to the Premises (the "alterations"), without Landlord's prior written consent. If approved by Landlord, then all such alterations shall be done at Tenant's sole cost and expense. All alterations made upon the Premises, except movable office furniture put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or termination of this Lease or, if Landlord shall so request, be removed prior to the expiration or termination of this Lease at Tenant's expense and the Premises restored to its original condition, excluding normal wear and tear to carpet, paint, and general use of facility.

B. If a portion of the Premises are damaged by casualty which renders the Premises untenantable, LANDLORD will notify TENANT within sixty (60) days after the date of casualty, it the LANDLORD intends to restore the Premises. If LANDLORD elects not to restore the Premises, then this Lease shall be cancelled and terminated as of the date of such casualty. If LANDLORD elects to restore the Premises, then this Lease shall continue in full force and effect and LANDLORD will cause the repairs and restorations to be made in a timely and good and workmanlike manner, and the TENANT shall not abate rent.

10. INDEMNITY. The Tenant agrees that the Landlord shall not in any way be responsible for any damage or injury to the person or property of Tenant or his agents, guests or invitees incurred on or about the Premises for any reason whatsoever, and Tenant agrees to indemnify, save and hold Landlord harmless from any of and all liability, losses, costs, damages, or expenses, including attorneys' fees and costs, that LANDLORD may incur with respect to any claim or demand arising out of the use or occupancy of the Premises by TENANT.

11. INSURANCE. During the term of this Lease and any renewals of the term, TENANT will obtain and maintain in good standing, at TENANT'S expense:

A. Public liability and employer's liability insurance with minimum limits of $1 million for bodily injury or death of one person, $1 million for bodily injury or death to more than one person in one accident, and $1,000,000 for property damage;

B. Business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident;

C. Insurance protecting against liability under Workers Compensation laws with limits at least as required by law;

D. Property damage liability insurance covering the TENANT'S personal property located within or on the Property.

E. Each insurance company and the terms of the policy, including deductible amounts, are subject to LANDLORD'S approval. LANDLORD will be named as an additional insured on TENANT'S insurance policy (except for Worker's compensation). No insurance provided under this lease will be subject to cancellation or reduction of limits unless at least 30 days' notice is given to LANDLORD. Certificates of all policies evidencing the insurance required must be delivered to LANDLORD. A copy of each receipted payment must be furnished to LANDLORD at least 10 days before each lease renewal date.

12. CONSTRUCTION LIENS. LANDLORD'S interest in the premises and the underlying fee is not subject to any lien for improvements to the premises undertaken by TENANT whether or not such improvements were made with the consent of LANDLORD. If any lien or claim of lien is filed against the premises as a result of any act of TENANT, TENANT must transfer the lien to deposit or bond as provided by law within 15 days after the lien or claim of lien was filed.

13. REPAIRS AND MAINTENANCE.

A Except for LANDLORD'S obligations as stated in paragraph B below, during the term of this Lease the TENANT, at TENANT'S expense, will repair and maintain in good condition the interior and exterior of the Premises, together with all electrical, plumbing (up to the main line), heating, *air conditioning, doors, locks, and door frames, plate glass, and other glass, all in good order and repair, to replace any such items with materials of like kind and quality, and Tenant will surrender the Premises at the expiration of the term, or at such other time as it may vacate the Premises, with such items repaired or replaced and in as good condition as that on the commencement date.

* AC shall be cleaned & maintained by tenant at Tenant's expense.
" Any repairs or replacement shall be at Landlord's expense

[initials]

B. LANDLORD'S shall repair and maintain the structural portions of the roof, walls and foundation of the Premises. By taking possession of the Premises, the TENANT accepts them as being in good order, condition and repair.

15. DEFAULT. Time is of the essence in the performance of this lease, and TENANT will be deemed in default if:

A. TENANT fails to pay rent within 10 days after the payment is due; or

B. TENANT fails to perform or observe any of TENANT'S agreements or conditions of this lease other than the payment of rent, for 15 days after demand for performance by LANDLORD; or

C. TENANT shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended; or

D. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating TENANT bankrupt, or appointing a receiver of TENANT, or approving a petition filed against TENANT seeking reorganization or arrangement of TENANT under the bankruptcy laws of the United States, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

16. REMEDIES. If TENANT defaults, LANDLORD may exercise any or all of the following remedies in addition to all other remedies provided by law:

A. Accelerate the maturity of all rent due and to become due during the remainder of the term;

B. Terminate this lease, and/or TENANT'S right to possession under this Lease without terminating the Lease;

C. Recover the cost of collection and enforcement of this lease, including reasonable attorneys' fees and costs (pre-trial, trial and appeal), whether or not action is instituted.

17. GENERAL.

A. Notices. All notices required by this lease or otherwise given by one party to the other must be in writing and delivered by personal delivery or by certified or registered mail. Notices to LANDLORD must be delivered to LANDLORD'S address provided in

section 1, and to TENANT at the premises. LANDLORD may change its address from time to time by giving written notice to TENANT of the change.

B. Entire Agreement. This lease contains the entire agreement of the parties. There are no express or implied warranties or covenants that are not contained in this lease. No agreement to modify this lease will be effective unless in writing and executed by the party against whom the modification is sought to be enforced.

C. Parties Bound. This lease is binding on and inures to the benefit of the parties and their respective successors. Whenever the context requires, the singular includes the plural, and the masculine includes the feminine and neuter.

D. Estoppel and Subordination of Lease. TENANT agrees that, within ten (10) days after written request, that it will sign and execute a statement of the status of this Lease, setting forth either that it is in full force and effect unmodified, or if modified, setting forth the substance of such modification agreement. TENANT agrees that this Lease is subordinate to the lien of any mortgage now or hereafter encumbering the Property, and at the request of LANDLORD, TENANT agrees to execute a document evidencing such subordination within ten (10) days after written request therefor.

E. Hazardous Substances. TENANT covenants and agrees to comply with all applicable environmental and other federal, state and local governmental statutes, ordinances, rules and regulations relating to the presence of hazardous substances, hazardous wastes, pollutants and contaminants.

F. Radon Gas. Radon Gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department. This notice is given pursuant to Florida Statutes Sec. 404.056(6).

G. Brokers. TENANT represents to LANDLORD that it has not consulted or negotiated with any real estate broker or finder with regard to this Lease, except for SLC Commercial - Lois Maltese

H. Parking. TENANT may park its vehicles and trucks on the grounds of the Property in areas to be designated by LANDLORD and provided that such parking does not violate zoning laws.

I. Re-Entry. LANDLORD reserves the right to re-enter the

Premises to inspect the same, to show the Premises to prospective purchasers, mortgages or TENANT'S, and to alter, improve or repair the Premises and any portion of the Building.

J. Sale by LANDLORD. In the event of a sale or conveyance by LANDLORD of the Building or Property, the same shall operate to release LANDLORD from any future liability upon any of the covenants or conditions, express or implied, contained in this Lease, and in such event, the TENANT agrees to look solely to the successors in interest of LANDLORD.

K. Surrender. At the end of the initial or renewal term of this Lease, or sooner termination, TENANT will peacefully deliver up to the LANDLORD possession of the Premises, together with all improvements or additions to the Premises, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. The TENANT agrees that upon surrender or abandonment of the Premises, that the Landlord shall not be liable or responsible for storage or disposition of the Tenant's personal property.

L. If TENANT does not surrender possession of the Premises at the expiration of the term of the Lease, then TENANT shall be considered a hold over tenant and a tenant at sufferance and be liable to the LANDLORD for rent equal to two times the rental amount due prior to the expiration of the Lease.

M. Governing Law and Venue. This Agreement shall be interpreted and governed by the laws of the State of Florida. Venue shall be in Martin County, Florida.

EXECUTED at Palm City, Martin County, Florida, as of the 5 day of April, 2007

LANDLORD:

THE WILLIAM B. WILCOX TRUST

Susan Wilcox Ballard, Trustee

Christina Mitchell, Trustee

TENANT:

Information Systems Associates, Inc

By:

Name: Joseph P Coschera

Title: President

RIDER FOR OPTION TO RENEW:

OPTION TO RENEW: Provided TENANT is not in default under the Lease and has not been in default during the initial lease term, the TENANT may extend the term of this lease for Twelve(12) months (the "extended term") by giving LANDLORD written notice of TENANT'S election to extend the term of the Lease.

The notice must be given to the LANDLORD not less than four (4) months from the expiration date of the initial lease term, time being of the essence. During the extended term, the Rent shall be adjusted as provided below and all other terms and conditions of the Lease shall remain in full force and effect.

Commencing on the first day of the ~~second lease year of the~~ renewal term ~~and on each subsequent lease year~~, rent shall increase $1/per square foot of the leased premises per year. TENANT shall continue to pay rent on a monthly basis, payable on the first day of each month, in advance.

LEASE GUARANTY AGREEMENT

Whereas, The William B. Wilcox Trust, as Landlord ("Landlord") and Joseph A Coschera 'BA Information Systems Assoc, Inc, a Florida corporation, as Tenant ("Tenant") entered into a Lease Agreement (the "Lease") dated April 5, 2007 for certain premises known as Suite E, 1151 SW 30th Street, Palm City, Florida (the "Premises");

Whereas, the undersigned (jointly and severally, the "Guarantors") have a financial interest in the business operation of the Tenant and have requested the Landlord to execute and deliver the Lease to the Tenant on the condition that the Guarantors execute this Guaranty Agreement; and

Whereas, to induce Landlord to enter into the Lease with the Tenant, the Guarantors have agreed to enter into this Guaranty;

NOW THEREFORE, in consideration of the execution and delivery of the Lease by the Landlord, and for other valuable consideration, receipt of which is hereby acknowledged by the Guarantors, it is agreed as follows:

1. The undersigned Guarantors, jointly and severally, do guarantee to the Landlord, its successors and assigns and to any mortgagee holding a mortgage upon the interest of Landlord in the Property, the due and punctual payment of all rent payable under the Lease, and each and every installment thereof, additional rent, as well as the full and prompt and complete performance by the Tenant of all and singular of its covenants, conditions and provisions in the Lease to be kept, observed or performed by Tenant, for the full term of the Lease and any extensions thereof. The above stated guarantee has the same force and effect as if the Guarantors were named as Tenants in the Lease.

2. The Guarantors, jointly and severally, agree to pay on demand all amounts at anytime in arrears and will make good any and all defaults of the Tenant under the Lease.

3. This Guaranty shall be absolute, continuing and unlimited, and the Landlord shall not be required to take any proceedings against the Tenant, or give any notice to the Guarantors before the Landlord has the right to demand payment or performance by the Guarantors. This Guaranty and the liability of the Guarantors hall in no wise be impaired or affected by any assignment which may be made of the Lease, or any subletting thereunder, or any extension(s) of the payment of any rental or any other sums to be paid by Tenant, or by any forbearance or delay in enforcing any of the terms, conditions, covenants or provisions of the Lease, or any amendment or modification thereof.

4. The liability of the Guarantors shall not be deemed to be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any creditors, receivership, bankruptcy , reorganization, or other proceedings, or the rejection or disaffirmance of the Lease in any proceedings, or if the Lease is amended, modified or renewed without the Guarantor's consent.

5. This Guaranty shall not be modified or amended unless in writing and signed by each of the Guarantors and the Landlord.

6. All the terms, agreements and conditions of this Guaranty shall be joint and several, and shall extend to and be binding upon the undersigned, their heirs, executors, administrators and assigns, and shall inure to the benefit of the Landlord, their heirs, successors and assigns, and to any future owner and mortgagee of the Property.

5th day of APRIL, 2007.

Name: Joseph P Coschera
Address: 2120 SW Danforth Circle
Palm City FL

Name:
Address: ______________

SPECIAL LEASE PROVISIONS

1. Tenant shall be granted a second option to renew under all terms and conditions as the first "extended term" except that the rent shall be adjusted to market rate as of that date

2. Tenant shall be allowed the use of certain personal property (which shall be listed on separate agreement) During the term of this lease

LANDLORD:
The William B. Wilcox Trust

Susan Wilcox Ballard, Trustee

Christina Mitchell
Christina Mitchell, Trustee

TENANT:

By: [signature]
Name: Joseph P. Costa
Title: President